                                                              September 11, 2001



Alamosa (Delaware), Inc.
5225 S. Loop 289
Lubbock, Texas  79424

                          Re: Alamosa (Delaware), Inc.
                              13-5/8% Senior Notes due 2011
                              Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Alamosa (Delaware), Inc., a Delaware corporation (the "Company"), the Delaware Guarantors (as defined below), and the Non-Delaware Guarantors (as defined below, and with the Delaware Guarantors, collectively, the "Guarantors"), in connection with the public offering of up to (i) $150,000,000 aggregate principal amount of 13-5/8% Senior Notes due 2011 (collectively, the "Notes") of the Company which are to be guaranteed on an unsecured senior basis pursuant to guarantees (the "Guarantees") by certain guarantors, including each of the guarantors listed on Schedule A (the "Delaware Guarantors") and Schedule B (the "Non-Delaware Guarantors") attached hereto. The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 13-5/8% Senior Notes (collectively, the "Outstanding Notes") under the Indenture, dated as of January 31, 2001, by and among the Company, the Guarantors, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of February 14, 2001 and a Second Supplemental Indenture, dated as of March 30, 2001 (together, the "Indenture").



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         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-60572) relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 8, 2001 ("Registration Statement"); (ii) an executed copy of the Registration Rights Agreement, dated January 24, 2001 by and among the Company, the Guarantors parties thereto, Salomon Smith Barney Inc., TD Securities (USA) Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc., Lehman Brothers Inc. and Scotia Capital (USA) Inc. (the "Registration Rights Agreement"); (iii) an executed copy of the Indenture, which includes therein the Guarantees; (iv) the Restated Certificate of Incorporation of the Company; (v) the Amended and Restated Bylaws of the Company; (vi) certain resolutions adopted by the Board of Directors of the Company, relating to, among other things, the Exchange Offer, the issuance of the Outstanding Notes, the Indenture and related matters; (vii) certain resolutions adopted by the Manager of each of the Guarantors relating to, among other things, the issuance of the Guarantees by the Guarantors; (viii) the Form T-1 of the Trustee attached as
Exhibit 25.1 to the Registration Statement; and (ix) the form of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Delaware Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, have been duly organized and are validly existing under the laws of the jurisdiction of their organization, and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. We have also assumed that the Non-Delaware Guarantors have complied with all aspects of the laws of their respective jurisdictions of organization in connection with the Indenture and the issuance of the Outstanding Notes and the Notes. As to any facts material to the

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opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company, the Guarantors and others.

         Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Outstanding Notes surrendered in exchange therefor in accordance with the terms of the Outstanding Notes, the Registration Rights Agreement and the Indenture, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and each Guarantee will be the valid and binding obligation of the respective Guarantor, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms, except, in each case, to the extent that (A) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinions set forth above, we have assumed that (i) the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder and (ii) the execution and delivery by each of the Guarantors of the Indenture and the performance by each of the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or any of their respective properties is subject, except for those agreements and instruments which have been identified to us by the Company or any Guarantor as being material to it and which are listed as exhibits to the Registration Statement.


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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                  Very truly yours,

                                  /s/  Skadden, Arps, Slate, Meagher & Flom, LLP





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                                   SCHEDULE A
                                   ----------

                          TABLE OF DELAWARE GUARANTORS

                                           STATE OR OTHER       PRIMARY STANDARD
                                           JURISDICTION OF         INDUSTRIAL          I.R.S. EMPLOYER
             EXACT NAME OF                 INCORPORATION        CLASSIFICATION         IDENTIFICATION
           DELAWARE GUARANTOR               OR FORMATION          CODE NUMBER              NUMBER
Alamosa Holdings, LLC*                       Delaware                4812                75-2900875

Alamosa PCS, Inc.*                           Delaware                4812                74-2938804

Washington Oregon Wireless Properties,
LLC*                                         Delaware                4812                93-1311633

Washington Oregon Wireless Licenses, LLC*    Delaware                4812                93-1311636

Southwest PCS Properties, LLC*               Delaware                4812                52-2303150

Southwest PCS Licenses, LLC*                 Delaware                4812                52-2303152

Alamosa Finance, LLC*                        Delaware                4812                74-2938804

Alamosa Limited, LLC
     200 West Ninth Street Plaza
     Suite 102
     Wilmington, Delaware 19801              Delaware                4812                74-2938804

Alamosa Delaware GP, LLC*                    Delaware                4812                74-2938804

-------------------
* Address and telephone of principal executive offices are the same as those of Alamosa (Delaware), Inc.

                                   SCHEDULE B
                                   ----------

                        TABLE OF NON-DELAWARE GUARANTORS


                                           STATE OR OTHER       PRIMARY STANDARD
                                           JURISDICTION OF         INDUSTRIAL          I.R.S. EMPLOYER
          EXACT NAME OF                    INCORPORATION        CLASSIFICATION          IDENTIFICATION
      NON-DELAWARE GUARANTOR                OR FORMATION          CODE NUMBER               NUMBER
Alamosa Missouri, LLC*                        Missouri               4812                43-1827437

Alamosa Missouri Properties, LLC*             Missouri               4812                43-1860773

Washington Oregon Wireless, LLC*               Oregon                4812                93-1249029

SWLP, L.L.C.*                                 Oklahoma               4812                75-2900875

SWGP, L.L.C.*                                 Oklahoma               4812                75-2900875

Southwest PCS, L.P.*                          Oklahoma               4812                73-1545917

Alamosa Wisconsin GP, LLC*                    Wisconsin              4812                74-2938804

Alamosa Wisconsin Limited Partnership*        Wisconsin              4812                74-2938839

Alamosa (Wisconsin) Properties, LLC*          Wisconsin              4812                74-2938839

Texas Telecommunications, LP*                   Texas                4812                75-2851320

Alamosa Properties, LP*                         Texas                4812                75-2921304

-------------------
* Address and telephone of principal executive offices are the same as those of Alamosa (Delaware), Inc.

                                      A-2